Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated as of [•], 2011, by and between MILESTONE LONGCHENG LIMITED, a company organized under the laws of the British Virgin Islands (the “Investor”), and CHINA BCT PHARMACY GROUP, INC., a company organized under the laws of Delaware (the “Company” and together with the Investor, the “Parties” and each a “Party”).

W I T N E S S E T H:

WHEREAS, the Company and the Investor have entered into that certain Series A Convertible Preferred Shares Purchase Agreement dated as of January 18, 2011 (the “Shares Purchase Agreement”), pursuant to which the Investor is acquiring certain Preferred Shares (as defined below) of the Company, and the Company agreed to provide certain registration rights to the Investor;

WHEREAS, the Company’s Common Shares are traded on the OTC Bulletin Board (“OTCBB”); and

WHEREAS, the Parties desire to set forth the Investor’s rights and the Company’s obligation to cause the registration of the Registrable Securities (as defined below) pursuant to the Securities Act (as defined below).

NOW, THEREFORE, In consideration of the premises and the mutual covenants and the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

Section 1.01. Definitions.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Action” against a Person means an action, suit, litigation, arbitration, investigation, complaint, contest, hearing, inquiry, inquest, audit, examination or other proceeding threatened or pending against or affecting the Person or its property, whether civil, criminal, administrative, investigative or appellate, in law or equity before any arbitrator or Governmental Body.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an office), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in the State of New York or Hong Kong are authorized by law or executive order to close.

“Common Shares” means (a) any Common Shares in the Company with a par value of US$0.001 per share held by the Investor at any time, including any Common Shares issued or issuable upon conversion of any Preferred Shares held by the Investor at any time, (b) any securities of the Company which the Investor (or any transferee) shall be entitled to receive, or shall have received, in connection with any stock splits, stock dividends or similar events with respect to the Company’s Common Shares, and (c) any other securities into which or for which any of the Common Shares described in clause (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

“Company” has the meaning set forth in the preamble hereof.

“Company Indemnified Persons” has the meaning set forth in Section 2.07(b).

“Demanding Holders” has the meaning set forth in Section 2.01(a).

“Demand Notice” has the meaning set forth in Section 2.01(a).

“Demand Notice Date” has the meaning set forth in Section 2.01(a).

“Demand Registration” has the meaning set forth in Section 2.01(a).

“Designated Offshore Securities Market” means a Designated Offshore Securities Market as defined in Section 230.902(b) of Regulation S of the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“F-3 or S-3 Holders” has the meaning set forth in Section 2.03(a).

“F-3 or S-3 Notice” has the meaning set forth in Section 2.03(a).

“F-3 or S-3 Notice Date” has the meaning set forth in Section 2.03(a).

“Governmental Body” means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any administrative, judicial, legislative, executive, regulatory, police or taxing authority of any government, whether supranational, national, federal, state, regional, provincial, local, domestic or foreign.

“Holder Indemnified Persons” has the meaning set forth in Section 2.07(a)(i).

“Hong Kong” means the Special Administrative Region of Hong Kong.

“Indemnitee” has the meaning set forth in Section 2.07(c).

“Indemnitor” has the meaning set forth in Section 2.07(c).

“Investor” has the meaning set forth in the preamble hereof.

“Losses” has the meaning set forth in Section 2.07(a)(i).

“Parties” has the meaning set forth in the preamble hereof.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, other legal entities and Governmental Bodies.

“Potential Material Event” means either (a) the possession by the Company of material information not ripe for disclosure in a registration statement, or (b) any material engagement or activity by the Company which would be adversely affected by disclosure in a registration statement at such time, in each case, which shall be evidenced by a written good faith determination by the Board that both (x) disclosure of such information, engagement or activity in a registration statement would be detrimental to the business and affairs of the Company, and (y) a registration statement would be materially misleading absent the inclusion of such information, engagement or activity.

“Preferred Shares” means the Series A Convertible Preferred Shares of the Company, each with a par value of US$0.001 per share.

“Register”, “registered” and “registration” means a registration effected through the preparation and filing of a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means any Common Shares held by the Investor at any time; provided, however, that Registrable Securities shall cease to be Registrable Securities upon the consummation of any sale of such securities pursuant to a Registration Statement or Rule 144.

“Registrable Securities Holder” means any Person (including the Investor) who holds Registrable Securities or the rights to hold Registrable Securities, or any Person to whom any Registrable Securities Holder shall Transfer its Registrable Securities pursuant to Section 2.08 of this Agreement.

“Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration and the reasonable fees and disbursements of special legal counsel to represent the Registrable Securities Holders, as the case may be.  Registration Expenses do not include compensation of regular employees of the Company which shall be paid in any event by the Company, underwriting discounts and commissions and stock transfer taxes.

“Registration Statement” means a registration statement on Form F-1 or S-1, Form F-3 or S-3 (or such similar or successor forms as may be appropriate) prepared and filed with the SEC by the Company pursuant to Article II of this Agreement.

“Regulation” means each applicable law, rule, regulation, order, guidance or recommendation (or any change in its interpretation or administration) by any Governmental Body, central bank or comparable agency and any request or directive (whether or not having the force of law) of any of those Persons and each judgment, injunction, order, writ, decree or award of any Governmental Body, arbitrator or other Person.

“Required Effectiveness Date” has the meaning set forth in Section 2.01(b).

“Required F-3 or S-3 Effectiveness Date” has the meaning set forth in Section 2.03(b).

“Rule 144” means Rule 144 promulgated under the Securities Act, as such rule shall be in effect from time to time.

“SEC” means the United States Securities and Exchange Commission and includes any Governmental Body succeeding to the functions thereof.

“Securities” means any stock, shares, limited liability company membership interests, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the Registrable Securities registered by the Registrable Securities Holders, as the case may be.

“Shares Purchase Agreement” has the meaning set forth in the preamble hereof.

“Transfer” means any sale, assignment, transfer, exchange, pledge, grant of security interest in, hypothecation, encumbrance or other disposition or conveyance of any interest in.

“USD,” “Dollars” or “US$” means the lawful currency of the United States of America.

“Violation” has the meaning set forth in Section 2.07(a)(i).

Section 1.02. Interpretation.

(a) Headings.  The headings to the Articles, Sections and Subsections of this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

(b) Usage.  In this Agreement, unless the context requires otherwise:  (i) the singular number includes the plural number and vice versa;  (ii) reference to any gender includes each other gender; (iii) the Exhibits to this Agreement are hereby incorporated into, and shall be deemed to be a part of, this Agreement; (iv) the terms “hereunder”, “hereof”, “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular section or other provision hereof; (v) the words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”; and (vi) a reference to any Article, Section or Subsection shall be deemed to refer to the corresponding Article, Section, or Subsection of this Agreement.

ARTICLE II
REGISTRATION RIGHTS

Section 2.01. Demand Registration.

(a) Request for Registration.  If Registrable Securities Holders holding at least fifty percent (50%) of the outstanding Registrable Securities at any time shall provide the Company with a written request (a “Demand Notice”) requesting that the Company file a Registration Statement under the Securities Act registering for resale Registrable Securities (the date on which the Company receives the Demand Notice being the “Demand Notice Date” and the registration requested in such Demand Notice being a “Demand Registration”), the Company shall promptly (but in any event within five (5) calendar days) after the Demand Notice Date, forward a copy of the Demand Notice to all of the Registrable Securities Holders.  Each of the Registrable Securities Holders shall have a period of 20 calendar days after receiving the Demand Notice from the Company in which to elect to include some or all of such Registrable Securities Holder’s Registrable Securities in such Demand Registration.  The Registrable Securities Holders shall exercise their right to include Registrable Securities in such Registration Statement by delivering a written notice to the Company within such 20 calendar day period specifying the number of Registrable Securities such Registrable Securities Holder wishes to include in such Registration (such electing Registrable Securities Holders, together with the Registrable Securities Holders delivering the Demand Notice to the Company being the “Demanding Holders”).

(b) Filing and Effectiveness of Registration Statement.  The Company shall prepare and file with the SEC, no later than 90 calendar days after the Demand Notice Date, a Registration Statement registering for resale by the Demanding Holders a sufficient number of Common Shares for such Demanding Holders to sell the Registrable Securities requested to be registered.  The Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective no later than the earlier of (i) five (5) calendar days after the date on which the Company receives notice from the SEC that such Registration Statement may be declared effective and (ii) the date which is 120 calendar days after the Demand Notice Date (such date being the “Required Effectiveness Date”).  The Company shall use its reasonable best efforts to cause the Registration Statement filed pursuant to this Section 2.01 to remain effective until the earlier of (A) the date on which all Registrable Securities registered pursuant to such Registration Statement shall have been sold to the public and (B) the date which is 180 calendar days after the date on which such Registration Statement is declared effective by the SEC.

(c) Underwritten Offering.

(i) If the Demanding Holders intend to distribute the Registrable Securities covered by their Demand Notice by means of an underwriting, they shall so advise the Company as a part of their Demand Notice.  In connection with such underwritten offering, the Demanding Holders shall have the right to select the managing underwriter or underwriters, subject to the reasonable approval of the Company.  In connection with such underwritten offering, the Demanding Holders shall enter into an underwriting agreement in customary form with the underwriter or underwriters, subject to the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Demanding Holders.

(ii) Notwithstanding any other provision of this Section 2.01, if the underwriter advises the Company that in the opinion of such underwriter, the distribution of all of the Registrable Securities requested to be registered would materially and adversely affect the distribution of all of the securities to be underwritten, then (x) the Company shall deliver to such Demanding Holders a copy of such underwriter’s opinion, which opinion shall be in writing and shall state the reasons for such opinion and (y) the number of equity Securities (including the Registrable Securities) that may be included in such registration shall be allocated in the order listed below:

(A) first, to the Demanding Holders; and

(B) second, to the other Persons proposing to register securities in such registration.

Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(d) Limitations on Registration.  The Company shall not be required to effect a registration pursuant to this Section 2.01:

(i) after the Company has effected two (2) registrations pursuant to this Section 2.01, and such registrations have been declared or ordered effective; provided, however, that in the event that the number of Registrable Securities included in any registration pursuant to this Section 2.01 is reduced by more than 50% of the number of Registrable Securities proposed to be registered pursuant to Section 2.01(a) in any registration, then such registration shall not count as a registration for purposes of this Section 2.01;

(ii) during the period starting with the date which is 60 calendar days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date 180 calendar days following the effective date of, a Company-initiated registration subject to Section 2.02 below, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(iii) if the Company shall furnish to the Demanding Holders a certificate signed by the Company’s Authorized Officer stating that a Potential Material Event exists, in which event the Company shall have the right to defer such filing for a period of not more than 90 calendar days after the Demand Notice Date, provided that such right to delay a request may not be exercised by the Company more than twice in any 12-month period with at least a 60 calendar day interval between such “black-out” periods;

(iv) if the Demanding Holders, together with the holders of any other Securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other Securities (if any) whereby the aggregate proceeds of which (after deduction for underwriter’s discounts and expenses related to the issuance) are less than US$5,000,000;

(v) if all of the Registrable Securities identified in the Demand Notice may be transferred, sold, or otherwise disposed of without any volume limitations under the Securities Act in accordance with the provisions of Rule 144; or

(vi) after the tenth anniversary of this Agreement.

Section 2.02. Piggyback Registration.

(a) Company Registration.  If the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Registrable Securities Holders) any of its equity Securities under the Securities Act in connection with the public offering of such securities, the Company shall promptly give all Registrable Securities Holders written notice of such registration at least 30 calendar days prior to the filing of such Registration Statement with the SEC.  Such Registrable Securities Holders shall have a period of 20 calendar days after receiving such written notice from the Company in which to elect to include some or all of such Registrable Securities Holders’s Registrable Securities in such Registration Statement.  Such Registrable Securities Holders shall exercise their right to include Registrable Securities in such Registration Statement by delivering a written notice to the Company within such 20 calendar day period specifying the number of Registrable Securities such Registrable Securities Holders wish to include in such Registration Statement.  Subject to the provisions of Sections 2.01(c) and 2.02(c) hereof, the Company shall use its reasonable best efforts to include the Registrable Securities requested to be included by such Registrable Securities Holders in the Company Registration Statement.  Registrable Securities Holders shall not, however, be entitled to include any Registrable Securities in the Company’s registration statement which is under review with the SEC at December 31, 2010.

(b) Underwritten Offerings.

(i) If the registration for which the Company gives notice to the Registrable Securities Holders under Section 2.02(a) is an underwritten offering, the Company shall not be required under this Section 2.02 to include any of such Registrable Securities Holders’ Registrable Securities in such underwriting unless such Registrable Securities Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters.  In connection with such an underwritten offering, the Company (or other Persons who may be entitled to select the underwriters) shall have the right to select the managing underwriter or underwriters.  If such Registrable Securities Holders wish to distribute their Registrable Securities through such underwriting, such Registrable Securities Holders shall enter into an underwriting agreement in customary form with the underwriter or underwriters, subject to the limitations set forth in Section 2.07 hereof.  If such Registrable Securities Holders do not approve of the terms of such underwriting, such Registrable Securities Holders may elect to withdraw from such offering by providing written notice to the Company and the underwriter.

(ii) Notwithstanding any other provision of this Section 2.02, if the underwriter advises the Company that in the opinion of such underwriter, the distribution of all of the Registrable Securities requested to be registered would materially and adversely affect the distribution of all of the securities to be underwritten, then (x) the Company shall deliver to the Registrable Securities Holders who requested inclusion of Registrable Securities held by them in the offering a copy of such underwriter’s opinion, which opinion shall be in writing and shall state the reasons for such opinion and (y) the number of equity Securities (including the Registrable Securities) that may be included in such registration shall be allocated in the order listed below:

(A) first, to the Company;

(B) second, to such Registrable Securities Holders; and

(C) third, to the other Persons proposing to register securities in such registration, if any.

If so determined by the underwriter, all Registrable Securities may be excluded from such registration and underwritten offering.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

Section 2.03. F-3 or S-3 Registration.

(a) F-3 or S-3 Registration.  If, at any time after the first date on which the Company is eligible to file a registration statement under the Securities Act on Form F-3 or S-3 (or such similar or successor form as may be appropriate), the Company shall receive from Registrable Securities Holders holding at least five percent (5%) of the outstanding Registrable Securities a written request (an “F-3 or S-3 Notice”) that the Company effect a short-form registration on Form F-3 or S-3 (or such similar or successor form as may be appropriate), and any related qualification or compliance with respect to the Registrable Securities (the date on which the Company receives the F-3 or S-3 Notice being the “F-3 or S-3 Notice Date”), the Company shall promptly (but in any event within five (5) calendar days) after the F-3 or S-3 Notice Date, forward a copy of the F-3 or S-3 Notice to all of the Registrable Securities Holders.  Each of the Registrable Securities Holders shall have a period of 20 calendar days after receiving the F-3 or S-3 Notice from the Company in which to elect to include some or all of such Registrable Securities Holder’s Registrable Securities in such Registration Statement.  The Registrable Securities Holders shall exercise their right to include Registrable Securities in such Registration Statement by delivering a written notice to the Company within such 20 calendar day period specifying the number of Registrable Securities such Registrable Securities Holder wishes to include in such Registration Statement (such electing Registrable Securities Holders, together with the Registrable Securities Holders delivering the F-3 or S-3 Notice to the Company being the “F-3 or S-3 Holders”).

(b) Filing and Effectiveness of Registration Statement.  The Company shall prepare and file with the SEC, no later than 30 calendar days after the F-3 or S-3 Notice Date, a Registration Statement on Form F-3 or S-3 (or such similar or successor form as may be appropriate), covering, and shall obtain all such qualifications and compliances as may be required and as would permit the sale and distribution of, all Registrable Securities.  The Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective no later than the earlier of (i) five (5) calendar days after the date on which the Company receives notice from the SEC that such Registration Statement may be declared effective and (ii) 60 calendar days after the F-3 or S-3 Notice Date (such date being the “Required F-3 or S-3 Effectiveness Date”).  The Company shall use its reasonable best efforts to cause the Registration Statement filed pursuant to this Section 2.03 to remain effective until the earlier of (A) the date on which all Registrable Securities registered pursuant to such Registration Statement shall have been sold to the public and (B) the date on which all of the Registrable Securities requested to be registered by the F-3 or S-3 Holders can be freely sold to the public pursuant to Rule 144 without any volume limitations.

(c) Limitations on Registration.  The Company shall not be required to effect a registration pursuant to this Section 2.03:

(i) if at the time of the request, Form F-3 or S-3 (or such similar or successor form as may be applicable) is not available to the Company for such offering;

(ii) if the Company shall furnish to the F-3 or S-3 Holders requesting a registration pursuant to this Section 2.03 a certificate signed by the Company’s Authorized Officer stating that a Potential Material Event exists, in which event the Company shall have the right to defer such filing for a period of not more than 90 calendar days after the F-3 or S-3 Notice Date, provided that such right to delay a request may not be exercised by the Company more than twice in any 12-month period with at least a 60 calendar day interval between such “black-out” periods; or

(iii) if the Registrable Securities Holders propose to sell Registrable Securities and other such Securities (if any) whereby the aggregate proceeds of which (after deduction for underwriter’s discounts and expenses related to the issuance) are less than US$1,000,000.

Section 2.04. Expenses of Registration.  All Registration Expenses incurred in connection with any registration, filing, qualification or compliance pursuant to Sections 2.01, 2.02 or 2.03 shall be borne by the Company.  Unless otherwise stated, all Selling Expenses relating to any Registrable Securities registered on behalf of the Registrable Securities Holders shall be borne by such Registrable Securities Holders either wholly or, if such Registrable Securities Holder is participating in a registration as one of the Registrable Securities Holders, on a pro rata on the basis of the number of Registrable Securities so registered.

Section 2.05. Further Obligations of the Company.  Whenever the Company is required to effect the registration of any Registrable Securities pursuant to this Article II, the Company shall:

(a) Filing and Effectiveness of Registration Statement.  With respect to a Registration Statement required by Section 2.01 or 2.03, the Company shall (i) prepare and file with the SEC a Registration Statement, (ii) cause such Registration Statement to become effective, and (iii) maintain the effectiveness of such Registration Statement, in each case, as of the dates and for the periods required by Section 2.01 or 2.03, as the case may be, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(b) Filing of Amendments and Supplements.  Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities of the Company covered by the Registration Statement at all times during the period for which the Company is required to maintain the effectiveness of such Registration Statement pursuant to the terms of this Agreement.

(c) Copies of Documents.  Furnish to each Registrable Securities Holder selling such Registrable Securities by means of such Registration Statement, without charge, such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such Registration Statement or prospectus, and such other documents, as such Registrable Securities Holders may reasonably request.

(d) Opinion and Comfort Letter.  Furnish to such Registrable Securities Holders (i) an opinion of the counsel representing the Company for purposes of such registration, dated the effective date of such Registration Statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement with respect to both the effective date of the Registration Statement and the date of the closing under the underwriting agreement), in form and substance as is customarily given by counsel for the issuer to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to such Registrable Securities Holders, and (ii) a “cold comfort” letter, dated the effective date of such Registration Statement (and, if such Registration Statement includes an underwritten public offering, dated the date of the closing under the underwriting agreement) signed by the independent certified public accountants who have certified the Company’s financial statements included in such Registration Statement, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to such Registrable Securities Holders.

(e) “Blue Sky” Qualification.  Register or qualify all Registrable Securities and other securities covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the applicable Registrable Securities Holders (or in an underwritten offering, the managing underwriter) shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such Registrable Securities Holders to consummate the disposition in such jurisdictions of its Registrable Securities covered by such Registration Statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction.

(f) Notification of Certain Events.  As promptly as practicable after becoming aware thereof, notify such Registrable Securities Holders of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare and file with the SEC a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to such Registrable Securities Holders as such Registrable Securities Holders may reasonably request.

(g) SEC Stop Orders.  As promptly as practicable after becoming aware thereof, notify such Registrable Securities Holders (and, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time.

(h) Potential Material Event.  As promptly as practicable after becoming aware thereof, notify such Registrable Securities Holders (and, in the event of an underwritten offering, the managing underwriters) of the existence of a Potential Material Event, in which case, such Registrable Securities Holders shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such Registrable Securities Holders receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that such Registrable Securities Holders may only be required to cease offering and selling Registrable Securities pursuant to this clause (h) for a period of not more than 90 calendar days after receiving notice from the Company that a Potential Material Event exists; provided, further, however, that the Company may only exercise its rights under this clause (h) twice in any 12-month period with at least a 60 calendar day interval between such “black-out” periods.

(i) Listing Requirements.  Use its reasonable best efforts to maintain the trading of such Registrable Securities on the OTCBB until listing of such Registrable Securities on a nationally recognized stock exchange approved by the Board.

(j) Certificate Preparation.  Cooperate with such Registrable Securities Holders to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as such Registrable Securities Holders may reasonably request, and, within two (2) Business Days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, or shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to such Registrable Securities Holders) an appropriate instruction and opinion of such counsel.

(k) Underwriting Agreement.  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form and complying with the provisions of Section 2.07, with the managing underwriter of such offering.

(l) Section 11 Information.  Make available to such Registrable Securities Holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month of the first fiscal quarter after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including, without limitation, Rule 158 promulgated thereunder.

(m) Other Actions.  Take all other reasonable actions necessary to expedite and facilitate disposition by such Registrable Securities Holders of the Registrable Securities pursuant to the Registration Statement.

Section 2.06. Preparation; Reasonable Investigation; Review by Counsel.  In connection with the preparation and filing of each Registration Statement registering Registrable Securities under the Securities Act, such Registrable Securities Holders, its underwriters, if any, and counsel for such Registrable Securities Holders shall:

(a) be permitted to review such Registration Statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto a reasonable period of time (but not less than three (3) Business Days) prior to their filing with the SEC; and

(b) be given reasonable access to the Company’s books and records and such opportunities to discuss the business of the Company with its officers, counsels and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Registrable Securities Holders, such underwriters, if any, or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

Section 2.07. Indemnification.  In the event any Registrable Securities are included in a Registration Statement under this Article II, the following indemnification provisions shall apply.

(a) Indemnification by the Company.

(i) Indemnification.  To the extent permitted by law, the Company shall indemnify and hold harmless the Registrable Securities Holders, each of the employees, officers, directors, partners, members, managers, legal counsel and agents of such Registrable Securities Holders, any underwriter (as defined in the Securities Act) for such Registrable Securities Holders and each Person, if any, who controls such Registrable Securities Holders or underwriter within the meaning of the Securities Act or Exchange Act (collectively, the “Holder Indemnified Persons”) against and hold each Holder Indemnified Person harmless from any and all liabilities, obligations, losses, damages, lawsuits, investigations, arbitrations, actions, judgments, costs, expenses or claims, including, without limitation, reasonable attorneys’ fees and expenses incurred in investigation or defending any of the foregoing (collectively, “Losses”), that the Holder Indemnified Persons may suffer or sustain arising out of or due to any of the following (any of the following being a “Violation”):

(A) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, or any applicable securities laws or Regulations of a jurisdiction outside the United States.

(ii) Limitations on Indemnification.  Notwithstanding the foregoing, the Company shall not be liable for:

(A) any amounts paid in settlement of any such Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed); or

(B) any Losses to the extent that such Losses arise out of or are based upon a Violation which occurs in reliance upon and in strict conformity with written information furnished by such Registrable Securities Holders expressly for use in connection with such registration.

(b) Indemnification by the Registrable Securities Holders.

(i) Indemnification.  To the extent permitted by law, each Registrable Securities Holder participating in any registration pursuant to this Agreement shall indemnify and hold harmless the Company, each of the Company’s employees, officers, directors, legal counsel and other agents, any underwriter (as defined in the Securities Act) for the Company and each Person, if any, who controls the Company or underwriter within the meaning of the Securities Act or Exchange Act (collectively, the “Company Indemnified Persons”), against and hold each Company Indemnified Person harmless from any and all Losses that the Company Indemnified Persons may suffer or sustain arising out of or due to any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in strict conformity with written information furnished by such Registrable Securities Holder expressly for use in connection with such registration.

(ii) Limitations on Indemnification.  Notwithstanding the foregoing, no Registrable Securities Holder shall not be liable for:

(A) indemnification pursuant to this Agreement in excess of the aggregate net cash proceeds received by such Registrable Securities Holder from the offering of Registrable Securities in such registration;

(B) any amounts paid in settlement of any such Losses if such settlement is effected without the consent of such Registrable Securities Holder; or

(C) any Losses to the extent that such Losses do not arise out of or are not based upon a Violation which occurs in reliance upon and in strict conformity with written information furnished by such Registrable Securities Holder expressly for use in connection with such registration.

(c) Indemnification Mechanics.  If there occurs an event which a Company Indemnified Person or a Holder Indemnified Person (any such Person being the “Indemnitee”) hereto asserts is an indemnifiable event pursuant to this Section, the Indemnitee shall promptly notify the party obligated to provide indemnification hereunder (the “Indemnitor”) in writing of such event.  Delay or failure to so notify the Indemnitor shall only relieve the Indemnitor of its obligations to the extent, if at all, that it is actually prejudiced by reason of such delay or failure.  The Indemnitor shall have a period of 20 calendar days in which to respond thereto.  If the Indemnitor accepts responsibility within such 20 calendar day period, then the Indemnitor shall be obligated to compromise or defend, at its own expense, such matter, and the Indemnitor shall provide the Indemnitee with such assurances as may be reasonably required by the Indemnitee to assure that the Indemnitor shall assume and be responsible for the Losses at issue (subject to the limitations set forth in this Agreement).  If the Indemnitor fails to assume the defense of such matter within such 20 calendar day period or does not respond within such 20 calendar day period, the Indemnitee against which such matter has been asserted shall (upon delivering notice to such effect to the Indemnitor) have the right to undertake, at the Indemnitor’s cost and expense, the defense, compromise or settlement of such matter on behalf of the Indemnitee.  In any event, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability; provided, however, that the Indemnitor shall pay the expenses of such defense if the Indemnitee is advised by counsel in writing that there are one or more legal defenses available to the Indemnitee that are different from or additional to those available to the Indemnitor (in which case, if the Indemnitee notifies the Indemnitor in writing, the Indemnitor shall not have the right to assume the defense of such asserted liability on behalf of the Indemnitee).

(d) Contribution.  If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an Indemnitee with respect to any Losses, then the Indemnitor, in lieu of indemnifying such Indemnitee hereunder, shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnitor on the one hand and of the Indemnitee on the other in connection with the Violation that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall any contribution under this Section 2.07(d) from such Registrable Securities Holders, together with the amount of any indemnification payments made by such Holder pursuant to Section 2.07(b) above, exceed the net proceeds from the offering received by such Registrable Securities Holders.  The relative fault of the Indemnitor and of the Indemnitee shall be determined by reference to, among other things, whether the Violation relates to information supplied by the Indemnitor or the Indemnitee and the parties relative intent, knowledge, access to information, and opportunity to correct or prevent such Violation.

(e) No Inconsistent Underwriting Agreements.  Notwithstanding any provision of this Agreement to the contrary, the Registrable Securities Holders shall not be required to enter into an underwriting agreement that contains indemnification and contribution provisions which, in the sole discretion of such Registrable Securities Holders, materially differ from those contained in this Section 2.07.

Section 2.08. Transfer of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Article II may be assigned by the Investor (or any assignee permitted hereunder) to a transferee or assignee of any of the Registrable Securities held by the Investor (or such assignee), provided that (x) the Company is furnished a written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (y) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

Section 2.09. Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any Securities of the Company which provides such holder or prospective holder of Securities of the Company the right (a) to include such Securities in any registration filed under Sections 2.01, 2.02 or 2.03 hereof, unless under the terms of such agreement, such holder or prospective holder may include such Securities in any such registration only to the extent that the inclusion of such securities shall not reduce the amount of the Registrable Securities that are included or (b) to demand registration of their Securities.

Section 2.10. Registration in Non-U.S. Jurisdictions.  In the event that the Common Shares cease to be listed on the OTCBB and are not listed on a nationally recognized stock exchange in the United States, but the Company has listed its Common Shares on any Designated Offshore Securities Market or other internationally recognized securities exchange, then the Company shall use its reasonable best efforts, to the extent permitted by applicable law, to provide the Registrable Securities Holders with substantially the same rights and benefits in such jurisdiction as are provided for in this Agreement, and to take such steps, if any, consistent with customary market practice at the time so that the Registrable Securities are freely transferable in such listed market without transfer restrictions imposed by the securities or similar laws of such jurisdiction.

ARTICLE III
MISCELLANEOUS

Section 3.01. Notices.  All notices, requests, demands and other communications to any Party or given under this Agreement shall be in writing and delivered personally, by overnight delivery or courier, by e-mail, by registered mail or by telecopier (with confirmation received) to the Parties at the address, the e-mail address or telecopy number specified for such Parties below (or at such other address, e-mail address or telecopy number as may be specified by a Party in writing given at least five business days prior thereto).  All notices, requests, demands and other communications shall be deemed delivered when actually received:

(a) If to the Company, at:

China BCT Pharmacy Group, Inc.
No 102, Chengzhan Road
Liuzhou City, Guangxi Province
PRC
Phone:  +86 772 3638318
Fax:       +86 772 3611763
Attn:       Mr. Hui Tian Tang, Chairman & CEO
e-mail:     huitian.tang@china-bct.com

with a copy by fax or messenger or courier or e-mail to:

McKenna Long & Aldridge LLP
303 Peachtree Street, NE, Suite 5300
Atlanta, GA  30308  USA
Phone:   (404) 527-4990
Fax:        (404) 527-4198 and (404) 527-8890
Attn:      Mr. Thomas Wardell, Esq.
e-mail:    twardell@mckennalong.com

(b) If to the Investor, at:

Milestone Longcheng Limited
318 Hu Nan Road
Shanghai 200031, PRC
Fax:           (8621) 6437-9590
Attn:         Ms. Yunli Lou
e-mail:       yunli@mcmchina.com

with a copy by fax or messenger or courier to:

Latham & Watkins
41st Floor, One Exchange Square
8 Connaught Place, Central
Hong King
Fax:      +852.2522.7006
Attn:     Mr. David T. Zhang, Esq
e-mail:   david.zhang@lw.com

Section 3.02. Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, and by different Parties in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Section 3.03. Modification or Amendment of Agreement.  This Agreement may not be modified or amended except by an instrument in writing signed by both of the Parties.

Section 3.04. Successors and Assigns.  This Agreement shall be binding upon and inures to the benefit of and is enforceable by the respective successors and permitted assigns of the Parties hereto.

Section 3.05. GOVERNING LAW.

THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD APPLY THE LAW OF ANY OTHER JURISDICTION.

Section 3.06. Arbitration.

Any dispute, controversy, claim or difference of any kind whatsoever arising out of, relating to or in connection with this Agreement, or the breach, termination or invalidity hereof (including the validity, scope and enforceability of this arbitration provision) (the “Dispute”) shall first be attempted to be resolved through discussions and consultations between the parties in good faith for a period of thirty (30) days after written notice has been sent by any Party to the other Party pursuant to the notice provisions set out in Section 3.01 (the “Consultation Period”).

(a) If the Dispute remains unresolved upon expiration of the Consultation Period, any Party may in its sole discretion elect to submit the matter to arbitration with notice to any other Party or Parties (the “Arbitration Notice”). The arbitration shall be conducted in Hong Kong and shall be administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force at the time of the commencement of the arbitration. However, if such rules are in conflict with the provisions of this Section 3.06, the provisions of this Section 3.06 shall prevail.

(b) The language of the arbitration proceedings and written decisions or correspondence shall be in English.

(c) The number of arbitrators shall be three. Each opposing party to a dispute shall be entitled to appoint one arbitrator, and the third arbitrator shall be jointly appointed by the disputing parties or, failing such agreement by thirty (30) days after the appointment by each party of its arbitrator, the HKIAC shall appoint the third arbitrator in accordance with the HKIAC Administered Arbitration Rules in force at the time of the commencement of the arbitration.

(d) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitration tribunal.

(e) The arbitrators shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive laws of New York and shall not apply any other substantive law.

(f) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and the prevailing party or parties may apply to a court of competent jurisdiction for enforcement of such award.

Section 3.07. Waiver of Jury.  THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY).  EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 3.08. Integration.  This Agreement and the Shares Purchase Agreement contain and constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior negotiations, agreements and understandings, whether written or oral, of the Parties.

Section 3.09. Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 3.10. Ambiguities.  This Agreement was negotiated between legal counsel for the Parties and any ambiguity in this Agreement shall not be construed against the Party who drafted this Agreement.

Section 3.11. Further Assurances.  In order to (a) carry out more effectively the purposes of this Agreement, (b) enable the Parties to exercise and enforce their rights and remedies hereunder, promptly upon the reasonable request by any Party, the Company and the Investor shall (with the expenses paid by the Party responsible as provided in this Agreement) shall (i) correct any defect or error that may be discovered in this Agreement or in the execution, delivery, acknowledgment or recordation of this Agreement and (ii) execute, acknowledge, deliver, record, file and register, any and all such further acts, conveyances, assignments, notices of assignment, transfers, certificates, assurances and other instruments, in each case, as such requesting Party may require from time to time.

Section 3.12. No Third-Party Rights.  This Agreement is not intended, and shall not be construed, to create any rights in any Person other than the Parties and their respective successors and permitted assigns, and no Person may assert any rights as third-party beneficiary hereunder, except as provided in Section 2.07.

Section 3.13. No Waiver; Remedies.  No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of the right, power or privilege.  A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege.

 [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

COMPANY:	CHINA BCT PHARMACY GROUP, INC. By: /s/ Tian Hui Tang Name: Tian Hui Tang Title: Chief Executive Officer
INVESTOR:	MILESTONE LONGCHENG LIMITED By /s/ MILESTONE LONGCHENG LIMITED Name: MILESTONE LONGCHENG LIMITED Title: